Exhibit 10.07
AMENDMENT TO
TELETECH HOLDINGS, INC.
RESTRICTED STOCK UNIT AGREEMENT
     This amendment (the “Amendment”) to the TeleTech Holdings, Inc. Restricted Stock Unit Agreement (the “Agreement”) by and between TeleTech Holdings, Inc. (the “Company”) and                     (“Grantee”), dated                                         , is hereby made by the Company effective as of December 11, 2008.
     WHEREAS, the Company desires to amend the Agreement in order to conform the Agreement to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and Internal Revenue Service guidance thereunder (“Section 409A”); and
     WHEREAS, pursuant to Section 18 of the Amended and Restated TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan (the “Plan”), the committee appointed by the Board of Directors of the Company (the “Committee”) may amend the terms of an award granted under the Plan.
     NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the Committee’s power of amendment contained in Section 18 of the Plan, the Agreement is hereby amended as follows:
1. Section 409A. The following Section 17 is hereby added to the Agreement:
17.	Section 409A. Notwithstanding any provision herein to the contrary, for purposes of determining whether Grantee has a termination of employment for purposes of Section 3A hereof, Grantee will not be treated as having terminated employment unless such termination constitutes a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). If Grantee has a “separation from service” following a Change in Control pursuant to Section 3A(a)(ii), the RSUs vesting as a result of such “separation from service” will be paid on a date determined by the Company within 5 days of Grantee’s “separation from service.” If Grantee is a “specified employee” (within the meaning of Section 409A) with respect to the Company at the time of a “separation from service” and Grantee becomes vested in RSUs as a consequence of a “separation from service,” the delivery of property in settlement of such vested RSUs shall be delayed until the earliest date upon which such property may be delivered to Grantee without being subject to taxation under Section 409A.
     The Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with the terms and conditions thereof.

     IN WITNESS WHEREOF, the Company has executed this Amendment on the date first written above.

TeleTech Holdings, Inc.

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